February 24, 2015

Notice of Fourth Quarter and Full Year 2014 Financial Results Investor Call

SquareTwo Financial will host a conference call on Tuesday, March 3, 2015 at 10:30am Eastern Time to discuss the financial results for the fourth quarter and full year ended December 31, 2014. The telephone number for domestic participants is (877) 201-0168. The telephone number for international participants is (647) 788-4901. Please dial in five to ten minutes prior to the start of the call. The confirmation number for domestic and international participants is 91157337.

Our fourth quarter and full year results and Financial Results Presentation will be released on March 3 at approximately 7:00am Eastern Time, under the header of About Us on the Investor Relations section of our Company website, www.squaretwofinancial.com. Please download our Year End 2014 Financial Results Presentation from our website that will be used during the conference call. A replay of the conference call will also be available shortly after the call on the Company's website.

Please direct all inquiries to the Company's Investor Relations department by sending an email to ir@squaretwofinancial.com or calling our investor relations hotline at 303-713-2266.

About SquareTwo Financial
SquareTwo Financial is a leader in the $100 billion asset recovery and management industry. Through its award-winning technology, industry-leading security and compliance practices, SquareTwo Financial creates a more effective way for companies and consumers to resolve their debt commitments. SquareTwo Financial is a trusted business partner of the Fortune 1000. For more than two decades many of the world's most respected companies have sold their debt portfolios to SquareTwo Financial. In all of its recovery efforts, SquareTwo Financial is committed to delivering the FAIR SQUARE PROMISE, the company's pledge to treat each Customer with fairness and respect. SquareTwo Financial is based in Denver, Colorado. Visit www.squaretwofinancial.com for more information.